UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011 (March 10, 2011)

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K of CIBER, Inc. (“CIBER” or the “Company”) dated and filed March 10, 2011, pursuant to Instruction 2 to Item 5.02 of Form 8-K to provide information that was not available at the time of the original Form 8-K.  The original Form 8-K was filed to report changes in CIBER’s leadership, including the appointment of Claude J. Pumilia as executive vice president, chief financial officer and treasurer of the Company, effective April 4, 2011.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(c).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the provisions of his Employment Agreement, Mr. Pumilia and the Company have entered into inducement grant agreements effective April 4, 2011 that provide for Mr. Pumilia’s grants of stock options and restricted stock units (RSUs). The Form of Notice of Grant of Stock Options and Option Agreement and the Form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement were attached as Exhibits A and B to the Employment Agreement between CIBER, Inc. and Claude J. Pumilia previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed March 10, 2011.  The executed Notice of Grant of Stock Options and Option Agreement and the executed Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement are attached to this Current Report on Form 8-K/A as Exhibits 10.3 and 10.4, respectively.

Item 9.01(d).  Exhibits.

(d)	Exhibits.

10.3	Notice of Grant of Stock Options and Option Agreement, effective April 4, 2011.
10.4	Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement, effective April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: April 6, 2011	By:	/s/ Christopher L. Loffredo
	Name:	Christopher L. Loffredo
	Title:	Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.3	Notice of Grant of Stock Options and Option Agreement, effective April 4, 2011
10.4	Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement, effective April 4, 2011